                                                                      EXHIBIT 21

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
-------------------------------------------------  -----------------------------
Heartland Press, Inc.............................            Delaware

Judd's Online, Inc...............................            Delaware

Perry Judd's Incorporated........................            Delaware